                                                              Exhibit 1.A.(5)(b)

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         ADDITIONAL INSURED'S LEVEL TERM LIFE INSURANCE BENEFIT RIDER
--------------------------------------------------------------------------------

General. This rider is part of your policy. It is based on the application for this rider and the deduction of the monthly charges for this rider. Only certain policy provisions are a part of this rider. They are "Definitions," "Ownership," "Payment of Benefits," "Grace Period," "Reinstatement," "Monthly Deduction," "The Contract," "Annual Dividends," "Changes in Rates and Charges," "Assignment," and "Error in Age or Sex." The Additional Insured is named on page 3. "Ownership" is modified by "Ownership Modification." "Additional Insured" is used in place of "Insured" in the Reinstatement and Error in Age or Sex provisions when they apply to this rider. The Additional Insured is named on page 3. This rider does not increase the Policy Account Value.

Additional Insured's Level Term Life Insurance Benefit. The amount is shown on page 3 of the policy. This amount will be paid when due proof is received that the Additional Insured died before this rider terminated.

Monthly Charges for This Rider. The charges for each policy year are based on the Additional Insured's age on the policy anniversary, sex, and rate class for this rider. The actual monthly charges for this rider will be determined as described in the Changes is Rates and Charges provision. Such charges cannot exceed the maximum monthly charges for this rider shown per $1000 on page 4 and cannot be changed more than once a calendar year.

Ownership Modification. If the Insured is the Owner, the Additional Insured will become the Owner when the Insured dies.

Beneficiary. When the Additional Insured dies, we will make payment to you, if then living. Otherwise, we will make payment in equal shares to any surviving children born to or legally adopted by the Insured and Additional Insured if they were husband and wife. Otherwise, we will make payment to the Additional Insured's estate. We will make the payment in one sum. You may request that this provision be changed.

Conversion. You may request to convert this rider to a new policy on the Additional Insured without evidence of insurability subject to the following:
   (1) This rider must be in force.
   (2) The conversion must occur on or before the policy anniversary when the Additional Insured is age 75.
   (3) The request must include this policy and the first premium for the new policy.

If the Insured dies while this rider can be converted, the request to convert must be received within 90 days after the Insured dies. The effective date of the new policy will be the day after the end of the 90-day period. Coverage continues until the end of that period.

The new policy becomes effective when we receive that request. Coverage under this rider will terminate when the conversion occurs. Pages 3 and 4 of this policy will then be revised.

The new policy will be subject to the following conditions at the time of conversion:

   (1) It must be a whole life plan then available. At least one plan will be made available.
   (2) The amount of insurance can be no more than the amount then provided by this rider.
   (3) The premium will be based on the Additional Insured's attained age, sex, and rate class. The rate class will be the same as for this rider.
   (4) All limitations of this rider will be part of the new policy.
   (5) The Incontestability and Limited Death Benefit provisions in the new policy will not extend beyond the period set by this rider.

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         ADDITIONAL INSURED'S LEVEL TERM LIFE INSURANCE BENEFIT RIDER
                                  (CONTINUED)
--------------------------------------------------------------------------------

Termination. This rider will terminate on the earlier of the policy anniversary shown under Benefit Period Ends on page 3 or the policy anniversary when the Additional Insured is age 85. We will terminate this rider before either of those dates:
   (1) when this rider is converted,
   (2) when the policy is terminated by surrender or lapse, or
   (3) 90 days after the Insured's death.

You may request termination of this rider. You must send us the request and the policy. This rider will terminate on the date the request and the policy are received. We will revise pages 3 and 4 of the policy to show this change.

Incontestability. We will not contest this rider after it has been in force during the lifetime of the Additional Insured for 2 years from its issue date.

Limited Death Benefit. If the Additional Insured dies by suicide while sane or self-destruction while insane within 2 years from the issue date of this rider, the benefit will be limited to the monthly charges deducted for this rider.

Effective Date of This Rider. This is the policy date unless a different date for this rider is shown on page 3.

State Farm Life Insurance Company


/s/ Edward B. Rust, Jr.

President


/s/ Laura P. Sullivan

Secretary

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                   WAIVER OF MONTHLY DEDUCTION BENEFIT RIDER
--------------------------------------------------------------------------------

General. This rider is part of your policy. It is based on the application for this rider and the deduction of the monthly charges for this rider. Only certain policy provisions are a part of this rider. They are "Definitions," "Ownership," "Death Benefit and Death Benefit Options," "Grace Period," "Reinstatement," "Monthly Deduction," "The Contract," "Assignment," and "Error in Age or Sex." This rider does not increase the Policy Account Value.

Monthly Charge for This Rider. The monthly charge is (1) times (2) where:

  (1) is the total monthly deduction to which this benefit applies before the monthly charge for this rider is added and
  (2)  is the monthly charge for this rider per dollar of monthly deduction.

The charges per dollar of monthly deduction are shown on page 4 and are not subject to change.

Waiver of Monthly Deduction Benefit. We will waive monthly deductions for this policy as defined below if the Insured becomes totally disabled and such total disability has existed for 6 continuous months during the lifetime of the Insured. We will waive those monthly deductions as long as the total disability continues. We will only waive monthly deductions on deduction dates on and after total disability starts. Any monthly deductions taken after the total disability starts will be reallocated to the Subaccounts and the Fixed Account in the same manner as they were deducted; however, no monthly deduction will be included which was deductible more than one year prior to the date we receive notice of the claim. If Death Benefit Option 1 is in effect, it will be automatically changed to Death Benefit Option 2. The effective date of the death benefit option change will be the date we start to waive monthly deductions.

The monthly deduction that will be waived includes only those portions of the total monthly deduction for which a charge for this rider was deducted on the deduction date on or just prior to the date total disability starts.

If part of the monthly deduction that is being waived is for the cost of insurance on the Basic Amount, any increase in its surrender charges that would occur while the total disability continues will be waived.

If we are waiving the monthly deduction on any Deduction Date during the first 10 policy years, the minimum monthly premium for that Deduction Date is zero.

Total Disability Defined. Total disability is a condition caused by injury or disease. During the first 24 months after total disability starts, this condition must prevent the Insured from performing substantially all of the work of the Insured's regular occupation. After the first 24 months, the condition must prevent the Insured from performing substantially all of the work in any occupation for which the Insured is, or becomes, reasonably qualified based upon education, training, or experience. The Insured's total and irrecoverable loss, caused by injury or disease, of any of the following will be considered total disability even if the Insured is able to work:

  (1)  sight in both eyes.
  (2)  use of both hands.
  (3)  use of both feet.
  (4)  use of one hand and one foot.

Disabilities Not Covered. We will not waive monthly deductions if total disability:

  (1) starts before the issue date of this rider unless such disability was disclosed in the application,
  (2)  starts before the policy anniversary when the Insured is age 5,
  (3)  results from an intended self-injury, or
  (4) results from any act due to war whether or not the Insured is in the military service. "War" means declared or undeclared war or conflict involving the armed forces of one or more countries, governments, or international organizations.

Notice and Proof of Total Disability. We must receive notice of a claim and due proof of total disability while the Insured is alive and totally disabled. If this is not done, you should submit such notice and proof as soon as reasonably possible. We may also require you to submit proof of the Insured's continuing total disability at reasonable intervals. If you do not submit proof when we require it, no further monthly deductions will be waived. We will not require proof more than once a year after the total disability has lasted more than 2 years.

Premium Payments. If the Insured's total disability starts during a grace period, before we will approve a claim, a premium must be paid which is large enough to cover the monthly deductions plus any increase in the surrender charge from the start of the grace period through the policy month in which total disability starts.

Premiums, sufficient to keep the policy in force until we approve the claim, are payable.

Termination. This rider will terminate on the policy anniversary shown on page 3 under Benefit Period Ends. We will terminate this rider before that date when the policy terminates by surrender or lapse.

You may request termination of this rider. You must send us the request and the policy. This rider will terminate on the date the request and the policy are received. We will revise pages 3 and 4 of the policy to show this change.

Termination will not affect any claim for total disability which starts before termination.

Incontestability. We will not contest this rider after it has been in force during the lifetime of the Insured for 2 years from its issue date unless the Insured becomes totally disabled within that period.

Issue Date of This Rider. This is the date coverage starts. It is the same as the issue date of the policy unless a different date for this rider is shown on page 3.


State Farm Life Insurance Company

/s/ Edward B. Rust Jr.

President

/s/ Laura P. Sullivan

Secretary

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                 CHILDREN'S TERM LIFE INSURANCE BENEFIT RIDER
------------------------------------------------------------------------------

General. This rider is part of your policy. It is based on the application for this rider and the deduction of the monthly charges for this rider. The monthly charges per $1000 are shown on page 4. Only certain policy provisions are a part of this rider. They are "Definitions," "Ownership," "Grace Period," "Reinstatement," "Monthly Deduction," "Annual Dividends," "The Contract," and "Assignment." "Ownership" is modified by "Ownership Modification." Each "Eligible Child" is used in place of "Insured" in the Reinstatement provision when it applies to this rider. This rider does not increase the Policy Account Value.

Children's Term Life Insurance Benefit. The amount is shown on page 3 of the policy. This amount will be paid when due proof is received that an Eligible Child died before this rider terminated, after that child was 15 days old, and before that child was age 25.

Ownership Modification. If the Insured is the Owner, the Eligible Children under age 25 will become Joint Owners of this rider when the Insured dies.

Eligible Children Defined. A child, stepchild, or legally adopted child of the Insured and named on the application who is under age 18 on this rider's effective date. After the effective date, any newborn child of the Insured will be an Eligible Child. After the effective date, any stepchild or legally adopted child of the Insured will be an Eligible Child if the child is under age 18 at the time of the Insured's marriage or of the adoption.

Paid-up Rider. If the Insured dies while this rider is in force, even if such death results from suicide while sane or self-destruction while insane, the rider benefit becomes paid-up.

The paid-up rider has cash values. When paid up, a table of cash values will be given, if requested. The cash values are at least as large as those required by law in the state where this rider is delivered. The cash value is the net level reserve for the paid-up term insurance. The age last birthday and sex of each Eligible Child is used for calculating such reserve. The Commissioners 1980 Standard Ordinary Mortality Table is used. The interest rate is 5% a year. It is assumed that claims are paid immediately. Cash values will not decrease during the 31 days after a policy anniversary. There is no loan value. No dividends will be paid on the paid-up rider.

You may request to surrender the paid-up rider at any time. All coverage ceases when we receive this request. We will promptly pay you the cash value in one sum.

Beneficiary. When an Eligible Child dies, we will make payment to you, if then living. Otherwise, we will make payment to the child's estate. The payment will be in one sum. If more than one Owner is living at that time, we will make payment in equal shares. You may request that this provision be changed.

Conversion. When the insurance on an Eligible Child terminates on that child's twenty-fifth birthday or on the policy anniversary shown on page 3 under Benefit Period Ends, such child may request to convert such insurance to a new policy without evidence of insurability. We must receive that request before that child dies and no later than 31 days after the insurance terminates. If that child dies within the 31-day period and before the conversion becomes effective, the benefit will be paid as though the insurance had not terminated. The effective date of the new policy on that child will be the day after the end of the 31-day period.

The new policy will be subject to the following conditions at the time of conversion:
   (1) It must be a plan then available. At least one plan will be made available.
   (2) The amount of insurance can be no more than five times the amount then provided by this rider.
   (3) The premium will be based on that child's attained age, sex, and rate class. The rate class will be the same as for this rider.
   (4)   All limitations of this rider will be part of the new policy.
   (5) The Incontestability and Limited Death Benefit provisions in the new policy will not extend beyond the time period specified for the new policy but starting on this rider's issue date.

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           CHILDREN'S TERM LIFE INSURANCE BENEFIT RIDER (CONTINUED)
------------------------------------------------------------------------------



Termination. This rider will terminate on the policy anniversary shown on page 3 under Benefit Period Ends. We will terminate this rider before that date when the policy is terminated by surrender or lapse.

You may request termination of this rider. You must send us the request and the policy. This rider will terminate on the date the request and the policy are received. We will revise pages 3 and 4 of the policy to show this change.

Incontestability. We will not contest this rider after it has been in force during the lifetime of each Eligible Child for 2 years from its issue date.

Effective Date of This Rider. This is the policy date unless a different date for this rider is shown on page 3.

State Farm Life Insurance Company

/s/ Edward B. Rust Jr.

President

/s/ Laura P. Sullivan

Secretary

------------------------------------------------------------------------------
                        ACCIDENTAL DEATH BENEFIT RIDER
------------------------------------------------------------------------------

General. This rider is part of your policy. It is based on the application for this rider and the deduction of the monthly charges for this rider. The monthly charges per $1000 are shown on page 4 and are not subject to change. Only certain policy provisions are a part of this rider. They are "Definitions," "Ownership," "Payment of Benefit," "Grace Period," "Reinstatement," "Monthly Deduction," "The Contract," "Assignment," and "Error in Age or Sex." This rider does not increase the Policy Account Value.

Accidental Death Benefit. The amount is shown on page 3. We will pay this amount when we receive due proof that the Insured's death:
   (1) resulted, directly and independently of all other causes, from an accidental bodily injury;
   (2)   occurred within 180 days of that injury; and
   (3)   occurred while this rider was in force.
We will pay this amount as part of the proceeds.

We will pay double the amount of accidental death benefit if death results from travel as a fare-paying rider on a public conveyance licensed for passenger service.

Risks Not Assumed. We will not pay a benefit if the Insured's death results from any of the following:
   (1)   Suicide while sane or self-destruction while insane.
   (2) The voluntary taking of a drug or drug-containing substance unless taken as prescribed by a physician.
   (3)   The voluntary taking of a poison.
   (4)   The voluntary inhaling of a gas, fume, or vapor.
   (5)   Any disease of mind or body.
   (6)   Committing an assault or felony.
   (7)   Taking part in a riot.
   (8)   Flight in an aircraft:
         (a)   while the Insured has duties on such aircraft,
         (b)   as an instructor or student, or
         (c)  for the purpose of descent from such aircraft.
   (9)   Descent from an aircraft while in flight.
  (10) Operating or riding in an aircraft controlled or chartered by a military service.
  (11) Any act due to war whether or not the Insured is in the military service. "War" means declared or undeclared war or conflict involving the armed forces of one or more countries, governments, or international organizations.

We will not pay a benefit if death occurs before the Insured's first birthday.

Termination. This rider will terminate on the policy anniversary when the Insured is age 70. This rider will terminate before that date when the policy terminates by surrender or lapse.

You may request termination of this rider. You must send us the request and the policy. This rider will terminate on the date the request and policy are received. We will revise pages 3 and 4 of the policy to show this change.

Incontestability. We will not contest this rider after it has been in force during the lifetime of the Insured for 2 years from its issue date.

Effective Date of This Rider. This is the policy date unless a different date for this rider is shown on page 3.


State Farm Life Insurance Company

/s/ Edward B. Rust Jr.

President

/s/ Laura P. Sullivan

Secretary

------------------------------------------------------------------------------
                 GUARANTEED INSURABILITY OPTION BENEFIT RIDER
------------------------------------------------------------------------------


General. This rider is part of your policy. It is based on the application for this rider and the deduction of the monthly charges for this rider. The monthly charges per $1000 are shown on page 4 and are not subject to change. Only certain policy provisions are a part of this rider. They are "Definitions," "Ownership," "Payment of Benefits," "Grace Period," "Reinstatement," "Monthly Deduction," "The Contract," "Assignment," and "Error in Age or Sex." This rider does not increase the Policy Account Value.

Guaranteed Insurability Option Benefit. Option years for this benefit are shown on page 3 of the policy. An option date is the policy anniversary in the option year. On each option date before termination, you may increase the Basic Amount. We must receive an application for the increase within the 60 day period that ends on the option date. No evidence of insurability is required. The increase in Basic Amount will become effective on the option date.

The increase in Basic Amount will be subject to the following conditions on the option date.
   (1) The amount of increase must be at least $10,000 but can be no more than the initial amount for this rider as shown on page 3 of the policy.
   (2) The monthly cost of insurance rates will be based on the Insured's attained age, sex, and rate class. The rate class shown on page 3 for this rider will be used.
   (3) All limitations that apply to the policy on this rider's effective date will apply to the increase. Any limitations that we would place on such policies then being issued will apply to the increase.
   (4) We will not contest the increase after this rider has been in force during the lifetime of the Insured for 2 years from this rider's issue date.
   (5) If the waiver of monthly deduction benefit is then a part of the policy and monthly deductions are then being waived, the monthly deduction for the increase will be waived while the Insured's total disability continues.

There is a 90-day period of term life insurance on the Insured. It starts when a named event occurs. A "named event" is:
   (1)the Insured's marriage,
   (2)a live birth of a child of the Insured, or
   (3)the effective date of a legal adoption of a child by the Insured.
The term life insurance provided is equal to the initial amount of this rider. If a multiple birth occurs, this amount is multiplied by the number of live children born at that time. The amount will be paid when due proof is received that a named event occurred and the Insured died within the 90-day period and before this rider terminated. The amount will be paid as part of the proceeds.

Advance of Option Date. When such term insurance is in effect, the next available option date may be advanced to the day after the end of the 90-day period. The amount of increase can be no more than the amount of term insurance then provided. If an increase becomes effective, the option date that is advanced will be canceled. To advance the option date, we must receive due proof that a named event occurred.

Termination. This rider will terminate on the policy anniversary shown on page 3 under Benefit Period Ends. We will terminate this rider before that date when the policy is terminated by surrender or lapse.

You may request to terminate this rider. You must send us the request and the policy. This rider will terminate the later of the date we receive your request and the policy or the termination date you choose. We will revise pages 3 and 4 of the policy to show this change.

Incontestability. We will not contest this rider after it has been in force during the lifetime of the Insured for 2 years from its issue date.

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           GUARANTEED INSURABILITY OPTION BENEFIT RIDER (CONTINUED)
--------------------------------------------------------------------------------

Limited Death Benefit. If the Insured dies by suicide while sane or self-destruction while insane within 2 years from the issue date of this rider, the benefit will be limited to the charges paid for this rider.

Effective Date of This Rider. This is the policy date unless a different date for this rider is shown on page 3.

State Farm Life Insurance Company

/s/ Edward B. Rust Jr.

President

/s/ Laura P. Sullivan

Secretary

--------------------------------------------------------------------------------
                        AVIATION LIMITATION ENDORSEMENT
--------------------------------------------------------------------------------

Limited Death Benefit. If the Risks Not Assumed provision applies when the Insured dies, the proceeds will be limited to the greater of (1) or (2):
   (1) This amount will be the total premiums paid less the total dividends paid less any withdrawals. Any loan and accrued loan interest that exists when the Insured dies will be deducted from this amount.
   (2) This amount will be the reserve on the Basic Plan. The reserve is based on the Commissioners 1980 Standard Ordinary mortality table. It is assumed that deaths during any policy year occur evenly during that year. The interest rate is 4%. The reserve is calculated using the Commissioners Reserve Valuation Method. Any loan and accrued loan interest that exists when the Insured dies will be deducted from this amount.

General. This endorsement does not affect any Accidental Death Benefit Rider.

Any policy issued in exchange for this policy will contain a similar endorsement.

Risks Not Assumed. This endorsement will apply if the Insured's death results from any of the following:
   (1)   Flight in an aircraft while the Insured has duties on such aircraft.
   (2)   Flight in an aircraft as an instructor or student.
   (3)   Flight in an aircraft for the purpose of descent from such aircraft.
   (4)   Descent from an aircraft while in flight.
   (5) Operating or riding in an aircraft controlled or chartered by a military service.

Effective Date of This Endorsement. This is the policy date unless a different date is shown on page 3.

State Farm Life Insurance Company


/s/ Edward B. Rust Jr.

President

/s/ Laura P. Sullivan

Secretary

--------------------------------------------------------------------------------
                   AVIATION LIMITATION ENDORSEMENT (5 YEAR)
--------------------------------------------------------------------------------

Limited Death Benefit. If the Risks Not Assumed provision applies when the Insured dies, the proceeds will be limited to the greater of (1) or (2):
   (1) This amount will be the total premiums paid less the total dividends paid less any withdrawals. Any loan and accrued loan interest that exists when the Insured dies will be deducted from this amount.
   (2) This amount will be the reserve on the Basic Plan. The reserve is based on the Commissioners 1980 Standard Ordinary mortality table. It is assumed that deaths during any policy year occur evenly during that year. The interest rate is 4%. The reserve is calculated using the Commissioners Reserve Valuation Method. Any loan and accrued loan interest that exists when the Insured dies will be deducted from this amount.

General. This endorsement does not affect any Accidental Death Benefit Rider.

Any policy issued in exchange for this policy will contain a similar endorsement.

Risks Not Assumed. This endorsement will apply if the Insured's death occurs within 5 years from the effective date of this endorsement and results from any of the following:
   (1)   Flight in an aircraft while the Insured has duties on such aircraft.
   (2)   Flight in an aircraft as an instructor or student.
   (3)   Flight in an aircraft for the purpose of descent from such aircraft.
   (4)   Descent from an aircraft while in flight.
   (5) Operating or riding in an aircraft controlled or chartered by a military service.

Effective Date of This Endorsement. This is the policy date unless a different date is shown on page 3.

State Farm Life Insurance Company

/s/ Edward B. Rust Jr.

President

/s/ Laura P. Sullivan

Secretary

--------------------------------------------------------------------------------
             ADDITIONAL INSURED'S AVIATION LIMITATION ENDORSEMENT
--------------------------------------------------------------------------------

Limited Death Benefit. If the Risks Not Assumed provision applies when the Additional Insured dies, the benefit payable will be limited to the monthly charges deducted for any Additional Insured's rider less the total dividends paid on such rider.

General. Any policy or rider issued in exchange for any rider on the Additional Insured will contain a similar endorsement.

Risks Not Assumed. This endorsement will apply if the Additional Insured's death results from any of the following:
   (1) Flight in an aircraft while the Additional Insured has duties on such aircraft.
   (2)   Flight in an aircraft as an instructor or student.
   (3)   Flight in an aircraft for the purpose of descent from such aircraft.
   (4)   Descent from an aircraft while in flight.
   (5) Operating or riding in an aircraft controlled or chartered by a military service.

Effective Date of This Endorsement. This is the policy date unless a different date is shown on page 3.

State Farm Life Insurance Company


/s/ Edward B. Rust Jr.

President

/s/ Laura P. Sullivan

Secretary

--------------------------------------------------------------------------------
         ADDITIONAL INSURED'S AVIATION LIMITATION ENDORSEMENT (5 YEAR)
--------------------------------------------------------------------------------

Limited Death Benefit. If the Risks Not Assumed provision applies when the Additional Insured dies, the benefit payable will be limited to the monthly charges deducted for any Additional Insured's rider less the total dividends paid on such rider.

General. Any policy or rider issued in exchange for any rider on the Additional Insured will contain a similar endorsement.

Risks Not Assumed. This endorsement will apply if the Additional Insured's death occurs within 5 years from the effective date of this endorsement and results from any of the following:
   (1) Flight in an aircraft while the Additional Insured has duties on such aircraft.
   (2)   Flight in an aircraft as an instructor or student.
   (3)   Flight in an aircraft for the purpose of descent from such aircraft.
   (4)   Descent from an aircraft while in flight.
   (5) Operating or riding in an aircraft controlled or chartered by a military service.

Effective Date of This Endorsement. This is the policy date unless a different date is shown on page 3.

State Farm Life Insurance Company

/s/ Edward B. Rust Jr.

President

/s/ Laura P. Sullivan

Secretary

--------------------------------------------------------------------------------
                       ADDITIONAL DEPOSIT BENEFIT RIDER
--------------------------------------------------------------------------------

General.  This rider is a part of your policy.
Only certain policy provisions are a part of this rider. They are "Definitions," "Ownership," "The
Contract," and "Assignment."

Benefit. You may make an additional deposit to this policy when it is surrendered. The deposit less the expense charge will be added to the Cash
Surrender Value. This total will then be paid under the method of payment chosen.

Deposit Limit. The deposit less the expense charge plus the Cash Surrender Value may not provide more than $20 per month per $1000 of Basic Plan under the life income with 10 years certain method of payment.

Expense Charge. The expense charge is 3% of the deposit plus the lesser of 2% of the deposit or $100.

Effective Date of This Rider. This is the policy date.

State Farm Life Insurance Company

/s/ Edward B. Rust Jr.

President

/s/ Laura P. Sullivan

Secretary